Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Tellurian Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rules 457(o) and 457(r)(1)	—	—	$500,000,000	(2)	0.0001102	$55,100.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000			$55,100.00
	Total Fees Previously Paid								N/A
	Total Fee Offsets								$12,462.22
	Net Fee Due								$42,637.78

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	Tellurian Inc.	S-3 ASR	333-235793	1/3/2020		$12,462.22	(3)	Equity	Common Stock, par value $0.01 per share	$134,436,014	$134,436,014
Fees Offset Sources	Tellurian Inc.	424B5	333-235793		4/7/2022							$18,540.00

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the registration statement on Form S-3ASR (File No. 333-269069) filed on December 30, 2022 (the “current registration statement”).

(2)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $500,000,000 are being registered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	On December 17, 2021, in connection with an “at-the-market” offering (the “prior ATM offering”), the registrant filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement registering $200,000,000 in shares of common stock (the “December 2021 prospectus supplement”), and an accompanying prospectus dated April 28, 2020, pursuant to a Registration Statement on Form S-3ASR (File No. 333-235793) filed with the SEC on January 3, 2020 and amended on April 28, 2020 (the “prior registration statement”). In connection with the filing of the December 2021 prospectus supplement, the registrant made a contemporaneous fee payment in the amount of $18,540.00. On April 7, 2022, in connection with the prior ATM offering, the registrant filed with the SEC a prospectus supplement registering an additional $200,000,000 in shares of common stock (the “April 2022 prospectus supplement”), and an accompanying prospectus dated April 28, 2022, pursuant to the prior registration statement (increasing the maximum aggregate offering price from $200,000,000 to $400,000,000). In connection with the filing of the April 2022 prospectus supplement, the registrant made a contemporaneous fee payment in the amount of $18,540.00. As of the date hereof, the registrant has not sold $134,436,014 in shares of common stock registered pursuant to the December 2021 prospectus supplement and the April 2022 prospectus supplement (the “unsold shares”). The portion of the total $37,080.00 in filing fees for the prior ATM offering allocable to the unsold shares is $12,462.22. The prior ATM offering pursuant to the December 2021 prospectus supplement and the April 2022 prospectus supplement was terminated concurrently with the filing of the current registration statement. Pursuant to Rule 457(p) under the Securities Act, the $55,100.00 registration fee for the $500,000,000 in shares of common stock to be registered hereunder has been partially offset by $12,462.22 in fees that were previously paid in connection with the prior registration statement, leaving $42,637.78 in net fees due to be paid hereunder.